UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive
Hercules, California 94547

Notice of Annual Meeting of Stockholders

Tuesday, April 26, 2016

4:00 p.m. Pacific Daylight Time

1000 Alfred Nobel Drive, Hercules, California 94547

TO THE STOCKHOLDERS OF BIO-RAD LABORATORIES, INC.:

The annual meeting of the stockholders of Bio-Rad Laboratories, Inc. will be held at our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 26, 2016 at 4:00 p.m., Pacific Daylight Time, to consider and vote on:

1.	The election of two directors by the holders of outstanding Class A Common Stock and four directors by the holders of outstanding Class B Common Stock;

2.	A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016;

3.	A stockholder proposal, if properly presented at the annual meeting; and

4.	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on February 29, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. Our stock transfer books will not be closed.

All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed proxy card(s) in the provided postage-paid envelope. Since the holders of a majority of the outstanding shares of each class of our common stock must be present or represented at the annual meeting to elect directors and the holders of a majority of our Voting Power must be present or represented at the annual meeting to conduct the other business matters referred to above, your promptness in returning the enclosed proxy card(s) will be greatly appreciated. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your proxy.

All stockholders who attend the annual meeting are invited to join us for a reception immediately following the meeting.

This proxy statement and the accompanying proxy card(s) are first being distributed to stockholders of record on or about March 31, 2016.

Hercules, California

March 31, 2016

By order of the Board of Directors
BIO-RAD LABORATORIES, INC.

John J. Cassingham
Assistant Secretary

Important Notice Regarding the Internet Availability of Proxy Materials for our 2016 Annual Meeting of Stockholders to be held on April 26, 2016: The proxy statement and annual report of Bio-Rad Laboratories, Inc. are available at www.bio-radproxy.com.

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Bio-Rad 2016 Annual Meeting of Stockholders

•	Date and Time: Tuesday, April 26, 2016 at 4 p.m. Pacific Daylight Time
•	Location: 1000 Alfred Nobel Drive, Hercules, California 94547
•	Record Date: February 29, 2016

Eligibility to Vote (page 4)

You can vote if you are a holder of our Class A Common Stock or Class B Common Stock at the close of business on February 29, 2016.

How to Cast Your Vote (page 5)

You can vote by any of the following methods:

•	Promptly completing, signing and returning your proxy card(s) by mail; or
•	In person, at the annual meeting.

If a bank, broker or other nominee is the record holder of your stock on February 29, 2016, you will be able to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee.

Voting Matters (pages 7, 14 and 16)

	Board Vote	Page Reference
Item	Recommendation	(for more detail)
1. Election of Directors	FOR each Director Nominee	XX
2. Ratification of Auditors	FOR	XX
3. Stockholder Proposal	AGAINST	XX

Board Nominees (page 7)

Name	Age	Director since	Occupation	Independent	Committee Memberships	Other Public Company Boards
Louis Drapeau	72	2007	Business Advisor to Life Science Companies	Yes	• Audit (Chair) • Compensation	• AmpliPhi Biosciences • Avita Medical Ltd.
Robert M. Malchione	58	2014	Independent Strategic Advisor	Yes	• Audit
Joel McComb	51	2014	Founder and Chief Executive Officer of BioSpyder Technologies	Yes
Deborah J. Neff	63	2011	Management/Business Advisor in Life Science Industry	Yes	• Audit • Compensation (Chair)
Alice N. Schwartz	89	1967	Co-Founder and Director of Bio-Rad	No
Norman Schwartz	66	1995	President, Chief Executive Officer and Chairman of the Board of Bio-Rad	No

Auditors (page 14)

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Set forth below is summary information with respect to the aggregate fees billed for professional services rendered for the fiscal years ended December 31, 2015 and 2014 by KPMG LLP.

	2015	2014
Audit Fees	$ 6,905,000	$ 6,648,000
Audit-Related Fees	16,000	12,000
Tax Fees	0	16,000
All Other Fees	981,000	1,088,000

Stockholder Proposal: Shareholder Proxy Access (page 16)

A stockholder proposal is expected to be presented for a vote at the annual meeting.

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Proxy Statement

2016 ANNUAL MEETING

Our Board of Directors is soliciting the enclosed proxy in connection with our 2016 annual meeting of stockholders (the “Annual Meeting”) to be held at our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 26, 2016 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof. Copies of this proxy statement and the accompanying notice and proxy card(s) are first being mailed on or about March 31, 2016 to all stockholders entitled to vote.

We refer to Bio-Rad Laboratories, Inc. in this proxy statement as “we,” “our,” the “Company” or “Bio-Rad”.

General Information About the Meeting and Voting

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of two directors by the holders of outstanding Class A Common Stock and four directors by the holders of outstanding Class B Common Stock;
•	A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016;
•	A stockholder proposal, if properly presented at the annual meeting; and
•	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

What is included in the proxy materials?

The proxy materials include:

•	Our proxy statement for the Annual Meeting;
•	Our 2015 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and
•	Proxy card(s) for the Annual Meeting.

What shares can I vote?

Our securities entitled to vote at the meeting consist of Class A Common Stock and Class B Common Stock (collectively, “Common Stock”). As of the close of business on February 29, 2016 (the “Record Date”), we had 24,236,806 shares of Class A Common Stock and 5,125,441 shares of Class B Common Stock issued and outstanding.

How many votes am I entitled to per share?

For all matters where the holders of Class A Common Stock and Class B Common Stock vote together as a class, each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote. For all matters where the holders of Class A Common Stock and Class B Common Stock vote separately, including the election of directors, each share of Class A Common Stock and each share of Class B Common Stock is entitled to one vote. The sum of one-tenth the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock constitutes our “Voting Power.”

What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of our Voting Power, as defined above, will constitute a quorum for the transaction of business; provided, however, that the election of the Class A and Class B directors shall require the presence, in person or by proxy, of the holders of a majority of the outstanding shares of each respective class.

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How many votes are needed to approve each item of business?

Six directors are to be elected at the meeting. The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other four directors. Our stockholders do not have any right to vote cumulatively in any election of directors. Directors elected by each class shall be elected by a majority of the votes cast in the respective class.

The proposal to ratify the appointment of our independent auditors and the stockholder proposal must each receive the affirmative vote of a majority of our Voting Power present in person or represented by proxy at the meeting and entitled to vote on each such matter in order for each such proposal to be approved.

What effect do broker non-votes and abstentions have on the items of business?

The term “broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote by the beneficial holder on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters, including the election of directors and the stockholder proposal, and accordingly, may not vote on such matters absent instructions from the beneficial holder. Broker non-votes will not be counted in determining the number of votes cast on these non-routine matters. Brokers have discretionary authority to vote on the ratification of the Company’s independent auditors.

For purposes of determining the presence of a quorum, broker non-votes, as well as abstentions, will be counted as shares that are present and entitled to vote. With respect to the election of directors and the stockholder proposal, broker non-votes and abstentions will not affect the outcome of a director’s election. With respect to the proposal to ratify the appointment of our independent auditors, there will be no broker non-votes in connection with this proposal because brokers have discretionary authority to vote on the ratification of the Company’s independent auditors, and abstentions will have the same effect as a vote against this proposal.

How do I vote?

If you are the record holder of your stock as of the Record Date, you may submit a proxy by executing and returning the enclosed proxy card(s) in the provided postage-paid envelope. You may also attend the Annual Meeting and vote in person.

If a bank, broker or other nominee is the record holder of your stock on the Record Date, you will be able to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee.

What happens if I do not provide instructions on how to vote or if other matters are presented for determination at the Annual Meeting?

Shares for which a properly executed proxy in the enclosed form is returned will be voted at the Annual Meeting in accordance with the directions on such proxy. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of Proposals 1 and 2, against Proposal 3, and to approve those other matters that may properly come before the Annual Meeting at the discretion of the person named in the proxy. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this proxy statement. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

May I change my vote?

Yes. Any proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with our Secretary a written revocation or duly executed proxy bearing a later date or by attending the meeting in person and announcing such revocation or voting in person at the meeting. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. For shares held through a broker, the directions received from the broker must be followed in order to revoke a proxy, change a vote or to vote at the Annual Meeting. In order for a stockholder whose shares are held through a broker to vote such shares in person at the Annual Meeting, a valid proxy from the broker authorizing such stockholder to vote the shares at the Annual Meeting will be required.

What rights do I have if I dissent on an item of business?

There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted upon at the meeting.

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Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the cost of this proxy solicitation. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

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Item 1. Election of Directors

The Board of Directors recommends that you vote FOR the director nominees named below for the class or classes of Common Stock that you hold.

Our Board of Directors currently has six members. The term of each of our current directors expires as of the date of the annual meeting of stockholders or on election and qualification of his or her successor. All of our current directors are standing for re-election. The six persons nominated are listed in the following table as the candidates nominated for the respective classes of Common Stock indicated. Norman Schwartz is the son of Alice N. Schwartz. No other family relationships exist among our current and nominated directors or executive officers.

The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed proxy will, in their discretion, vote the shares subject to such proxy for another person selected by the Board.

LOUIS DRAPEAU

Business Advisor to Life Science Companies
Director Since: 2007
Age: 72
Class of Common Stock to Elect: Class A

Mr. Drapeau is currently a business advisor to life science companies. From 2011 to February 2016, he was Vice President and Chief Financial Officer of InSite Vision and was Chief Executive Officer of InSite Vision from 2008 to 2010. From 2006 to 2007, he was Senior Vice President and Chief Financial Officer of Nektar Therapeutics. From 2004 to 2005 he was Acting Chief Executive Officer, and from 2002 to 2005 Senior Vice President and Chief Financial Officer, of BioMarin Pharmaceutical. From 1971 to 2002 he was with Arthur Andersen, where he was a Partner from 1983 to 2002 and Managing Partner from 1985 to 1997. He is also a Board member of AmpliPhi Biosciences Corp., and of Avita Medical Ltd. He was a Board member of Inflazyme Pharmaceuticals Ltd. from 2006 to 2008, Bionovo, Inc. from 2007 to 2012 and Intermune, Inc. from 2007 to 2014. We believe that Mr. Drapeau’s financial and business expertise gained through his many years as an accountant, executive and director of various public companies give him the qualifications and skills to serve as a director.

ROBERT M. MALCHIONE

Independent Strategic Advisor
Director Since: 2014
Age: 58
Class of Common Stock to Elect: Class A

Mr. Malchione is currently an independent strategic advisor. From 2000 to 2011 he held multiple positions at Avery Dennison Corporation, the last of which was Senior Vice President, Corporate Strategy and Technology. From 1983 to 2000, he held multiple positions at Boston Consulting Group, the last of which was Officer, Director and Partner. We believe that Mr. Malchione’s strategic and operational expertise gained through his many years working with large, global organizations give him the qualifications and skills to serve as a director.

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JOEL McCOMB

Founder and Chief Executive Officer of BioSpyder Technologies
Director Since: 2014
Age: 51
Class of Common Stock to Elect: Class B

Mr. McComb has founded three technology companies in the life science and diagnostics markets since mid-2010, including BioSpyder Technologies, of which he is currently Chief Executive Officer. In 2010 he was Chief Operating Officer of Synthetic Genomics Inc., and from 2008 to 2010, he was Senior Vice President and General Manager of Illumina, Inc.’s Life Science Business Unit. From 2004 through 2008 he worked at General Electric, serving as President, GE Healthcare Life Sciences-Discovery Systems, and later as President, GE Healthcare, Interventional Medicine. From 2001 through 2004 he was President and Chief Executive Officer of Innovadyne Technologies, Inc. Prior to this, he held a series of executive, product development, business and sales positions at Beckman Coulter, Inc. We believe that Mr. McComb’s broad experience for over 25 years in the life science and diagnostics business gives him the qualifications and skills to serve as a director.

DEBORAH J. NEFF

Management/Business Advisor in Life Science Industry
Director Since: 2011
Age: 63
Class of Common Stock to Elect: Class B

Ms. Neff is currently a management/business advisor in the life science industry. From 2014 to January 2016, she was Chief Operating Officer at Complete Genomics Inc., a life science company in genome sequencing. In 2013 she was an executive advisor in the health care industry. From 2006 to 2012, she was President, and Chief Executive Officer of Pathwork Diagnostics, Inc. From 2003 to 2006, she was the Chief Executive Officer of Predicant Biosciences. From 1988 to 2003, she served in various positions at BD Biosciences, including as worldwide President from 1995 to 2003. We believe that Ms. Neff’s management experience in the healthcare and life sciences industries for over 25 years gives her the qualifications and skills to serve as a director.

ALICE N. SCHWARTZ

Retired Research Associate at the University of California
Director Since: 1967
Age: 89
Class of Common Stock to Elect: Class B

Mrs. Schwartz has been retired since 1979. From 1972 to 1978 she was a Research Associate at the University of California. As a co-founder of our Company, Mrs. Schwartz has a unique and invaluable understanding of our Company’s business practices and core values. We believe that Mrs. Schwartz’s technical and business expertise gained through her many years as a researcher and as a director of our Company give her the qualifications and skills to serve as a director.

NORMAN SCHWARTZ

President and Chief Executive Officer
Director Since: 1995
Age: 66
Class of Common Stock to Elect: Class B

Mr. Schwartz has been our President and Chief Executive Officer since 2003 and our Chairman of the Board since 2012. He was our Vice President from 1989 to 2002, our Group Manager, Life Science, from 1997 to 2002 and our Group Manager, Clinical Diagnostics, from 1993 to 1997. We believe Mr. Schwartz’s financial and business expertise gained through over 40 years of service with our Company, including as our President and Chief Executive Officer for over 13 years, give him the qualifications and skills to serve as a director.

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Director Compensation

Our Board of Directors compensation is established by the Chairman of the Board.

Employee Directors receive no additional compensation for Board service. During 2015, non-employee Directors who did not serve on the Audit Committee received a cash payment of $7,083 per month, non-employee Directors who served on the Audit Committee received a cash payment of $7,917 per month, the Audit Committee Chairman received $8,750 per month and the Directors serving on the Demand Review Committee (Messrs. Malchione and McComb), a special committee of the Board formed to review circumstances relating to a litigation matter, received a payment of an additional $50,000. If the full Board of Directors meets (either in person or by telephone) more than 16 times per year, non-employee Directors receive an additional cash payment of $100 per meeting for each meeting in excess of 16. We pay no other types of meeting fees or committee service retainers to Board members. We also reimburse Board members for travel expenses relating to Board meetings. Our Directors received no benefits in fiscal 2015 under defined pension or defined contribution plans. We do not award equity to non-employee Directors.

The following table provides information about Director compensation during 2015 for those Directors who are not named executive officers.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Louis Drapeau	105,000	105,429
Robert M. Malchione	145,000	145,727
Joel McComb	135,000	135,000
Deborah J. Neff	95,004	96,642
Alice N. Schwartz	84,996	84,996

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Information About the Board of Directors and Corporate Governance

CONTROLLED COMPANY

Because the Schwartz family holds more than 50% of our Voting Power and the votes necessary to elect a majority of our Board of Directors through its ownership of our Class B Common Stock, we are a “controlled company” for purposes of the New York Stock Exchange listing standards.

INDEPENDENT DIRECTORS

Louis Drapeau, Joel McComb, Deborah J. Neff and Robert M. Malchione are “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Audit Committee and a Compensation Committee. Because we are a “controlled company,” as explained above, our Board of Directors has no nominating committee or other committees performing similar functions. Our Board of Directors also may from time to time appoint other special committees formed for a particular purpose.

Director	Audit Committee	Compensation Committee
Louis Drapeau	X*	X
Robert M. Malchione	X
Deborah J. Neff	X	X*

*Chair

     AUDIT COMMITTEE

During 2015 our Audit Committee was composed of Louis Drapeau, Deborah J. Neff and Robert M. Malchione. All three current Audit Committee members are “independent” directors as stated above, and each is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board of Directors has determined that Mr. Drapeau is a financial expert.

Our Board of Directors adopted a new Audit Committee Charter on March 11, 2004 and amended it on July 22, 2009, March 28, 2012, March 19, 2014 and February 17, 2016, a copy of which is available at the Corporate Governance section of our Web site, www.bio-rad.com. As set forth in the Audit Committee Charter, the purpose of our Audit Committee is to assist our Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditor.

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor we engage, including resolution of any disagreements between our management and the independent auditor regarding financial reporting, and is responsible for reviewing and evaluating our accounting policies and system of internal accounting controls. In addition, our Audit Committee reviews the scope of our independent auditor’s audit of our financial statements, reviews and discusses our audited financial statements with management, prepares the annual Audit Committee reports that are included in our proxy statements and annually reviews the Audit Committee’s performance and the Audit Committee Charter, among other responsibilities. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, any independent counsel, experts or advisors that the Audit Committee believes to be necessary or appropriate in order to enable it to carry out its duties. Our Audit Committee Charter and Corporate Governance Guidelines provide that the members of the Audit Committee may not serve

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on the audit committees of the boards of directors of more than two other companies at the same time as they are serving on our Audit Committee unless our Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee. Our Audit Committee met 10 times in 2015. A more complete discussion is provided in the “Report of the Audit Committee of the Board of Directors” of this proxy statement.

     COMPENSATION COMMITTEE

In 2015 our Compensation Committee was composed of Louis Drapeau and Deborah J. Neff. The Compensation Committee met five times in 2015 to make determinations regarding compensation for the senior management team. Mr. Drapeau and Ms. Neff are both “independent” directors, as stated above, and meet the definitions of an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors adopted a Compensation Committee charter on July 24, 2013 and amended it on March 23, 2016. The Compensation Committee has overall responsibility for evaluating and approving certain elements of the compensation of our executives. A discussion of the Compensation Committee’s duties and functions is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee was at any time during 2015 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had an executive officer who served as a member of our Board of Directors or Compensation Committee during 2015.

     NOMINATING COMMITTEE FUNCTIONS

Our Board of Directors does not have a standing nominating committee or a committee performing similar functions. Because we are a “controlled company” as stated above, we are not required to have a standing nominating committee comprised solely of independent directors. Our Board of Directors believes that it is appropriate for us not to have a standing nominating committee because we are controlled by the Schwartz family. Notwithstanding this, each member of our Board of Directors participates in the consideration of director nominees. Joel McComb, Louis Drapeau, Deborah J. Neff and Robert M. Malchione are all “independent” directors, as stated above; Alice N. Schwartz and Norman Schwartz are not.

Our Board of Directors has not adopted a charter governing the director nomination process. However, it is the policy of our Board of Directors to consider stockholder nominations for candidates for membership on our Board of Directors that are properly submitted as set forth below under the caption “Communications with the Board of Directors” and the section titled “Stockholder Proposals.” The stockholder must submit a detailed resume of the candidate together with a written explanation of the reasons why the stockholder believes that the candidate is qualified to serve on our Board of Directors. In addition, the stockholder must include the written consent of the candidate, provide any additional information about the candidate that is required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission, and must also describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

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DIRECTOR QUALIFICATIONS

The director qualifications our Board of Directors has developed to date focus on what our Board of Directors believes to be those competencies that are essential for effective service on our Board of Directors. Qualifications for Directors include technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen; and experience in or familiarity with international business, markets and cultures, technological trends and developments, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications. In addition, a candidate should possess integrity and commitment according to the highest ethical standards; be consistently available and committed to attending meetings; be able to challenge and share ideas in a positive and constructively critical manner; and be responsive to our needs and fit in with other Board members from a business culture perspective.

Our Board of Directors identifies director nominees by first evaluating the current members of our Board of Directors who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board of Directors’ criteria for Board service are re-nominated. As to new candidates, our Board of Directors generally polls its members and members of our management for their recommendations. Our Board of Directors may also review the composition and qualification of the boards of our competitors, and may seek input from industry experts or analysts. Our Board of Directors reviews the qualifications, experience and background of the candidates, and as discussed below, considers diversity in these areas among all the Board members. In making its determinations, our Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as any other candidates.

Each of the nominees included in the enclosed proxy card(s) was recommended for inclusion by all of the other members of our Board of Directors.

DIVERSITY

We do not have a formal policy regarding consideration of diversity in selecting the nominees for our Board of Directors; however, we seek to nominate Directors with a variety of complementary skills so that as a group, the Board will possess the appropriate talent, skills and expertise to oversee our businesses. As set forth above, the qualifications we look for in nominees for Directors (both new candidates and current Board members) include technical and operational knowledge of our business and industries; experience in operational, financial and/or risk management; and familiarity with international business, markets and cultures, as well as corporate securities and tax laws. Because not every nominee will possess all of these qualifications, our Board considers diversity in these factors when evaluating each nominee in the context of the Board as a whole.

BOARD LEADERSHIP AND RISK OVERSIGHT

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Our Board of Directors has determined that having Norman Schwartz serve as Chief Executive Officer and Chairman of the Board is in the best interest of the Company’s stockholders at this time. This structure permits Mr. Schwartz to manage our day-to-day operations and the oversight of the Board’s activities efficiently.

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. The Board of Directors believes an effective risk management process will timely identify the material risks that the Company faces, communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board of Directors or the relevant Board committee, implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making. Our entire Board of Directors oversees general risk management of the Company and continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company. The Board of Directors also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. In addition, our Audit Committee assists our Board of Directors with oversight of the Company’s financial statements and compliance with legal and regulatory requirements. We believe that the leadership structure of our Board of Directors supports effective oversight of the Company’s risk management.

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BOARD AND STOCKHOLDER MEETING ATTENDANCE

During 2015, our Board of Directors held a total of 11 meetings (including regularly scheduled and special meetings), and no director attended fewer than 75% of such meetings and meetings of any committee on which such director served. Every member of our Board of Directors that is standing for re-election is expected to attend our annual meeting of stockholders in person, absent extraordinary circumstances such as a personal emergency. All of our directors who were serving at the time of our annual meeting of stockholders last year attended the annual meeting in person.

TRANSACTIONS WITH RELATED PERSONS

We maintain various policies and procedures relating to the review, approval, or ratification of transactions in which we are a participant and in which any of our directors, executive officers, greater than 5% stockholders or their family members have a direct or indirect material interest. Our Management Guidelines provide that any transaction proposed, initiated or approved by our employees that poses an actual or potential conflict of interest requires the prior written approval of our Chief Executive Officer. In addition, our Board or certain executive officers, depending on the dollar value of the transaction, review and approve all material transactions through the expenditure approval procedures set forth in the Management Guidelines. Our Code of Business Ethics and Conduct, which applies to all of our directors, officers, employees, and in some cases, their family members, prohibits arrangements, agreements and acts which are, or may give the impression of being, conflicts of interest with us. In addition, each quarter we require our regional sales managers and financial officers to sign and send a written representation letter to the corporate financial reporting group wherein they are asked to disclose any related party transactions of which they are aware. Also, each year we require our directors and executive officers to complete a questionnaire which, among other things, identifies transactions or potential transactions with us in which a director or an executive officer or one of their family members or associate entities has an interest. We also have a disclosure committee that meets quarterly to discuss, among other matters, potential conflicts of interest.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Individuals, including stockholders, may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors or independent directors as a group, by writing to Attention: Corporate Secretary, Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California 94547.

The Corporate Secretary will promptly forward all such communications to the Chairman of the Board. Louis Drapeau presides over the meetings of our independent directors as a group.

CORPORATE GOVERNANCE DOCUMENTS

Our commitment to good corporate governance is embodied in our Corporate Governance Guidelines. The Corporate Governance Guidelines set forth the Board’s processes and procedures to assist it in the exercise of its responsibilities and to serve the interests of the Company and its stockholders.

Our Corporate Governance Guidelines, along with our Code of Business Ethics and Conduct and Audit Committee Charter, are available at the Corporate Governance section of our Web site, www.bio-rad.com. Stockholders may also obtain a printed copy of these documents without charge by writing to the Corporate Secretary at the address indicated above.

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Item 2. Ratification of Selection of Independent Auditors

The Board of Directors recommends that you vote FOR ratification of KPMG LLP to serve as our independent auditors for the fiscal year ending December 31, 2016.

Our Board of Directors has selected KPMG LLP, independent registered public accountants, to serve as our auditors for the fiscal year ending December 31, 2016. A representative of KPMG LLP is expected to be present at the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Although we are not required to do so, we wish to provide our stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly we are submitting a proposal to ratify the selection of KPMG LLP. If our stockholders should fail to ratify this proposal, our Board of Directors will consider the selection of another auditing firm.

Report of the Audit Committee of the Board of Directors

Our Audit Committee was established in 1992, and our Board of Directors adopted its Audit Committee charter on June 7, 2000. Our Board of Directors adopted a new Audit Committee Charter on March 11, 2004 and amended it on July 22, 2009, March 28, 2012, March 19, 2014 and February 17, 2016, a copy of which is available at the Corporate Governance section of our Web site, www.bio-rad.com. During fiscal year 2015, the Audit Committee was comprised of Louis Drapeau, Robert M. Malchione and Deborah J. Neff, all of whom were “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. Mr. Drapeau joined the Audit Committee on February 14, 2007. Ms. Neff joined the Audit Committee on April 24, 2013. Mr. Malchione joined the Audit Committee on April 22, 2014.

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting practices, attesting to the effectiveness of the Company’s internal control over financial reporting and issuing reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. The following is our Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2015.

Our Audit Committee has:

•	reviewed and discussed our audited financial statements with management;
•	reviewed and discussed our assessment of internal control over financial reporting with management;
•	discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T; and
•	received the written disclosures and the letter from KPMG LLP, our independent auditors, required by applicable requirements of the Public Accounting Oversight Board regarding our independent auditors’ communications with the Audit Committee concerning independence, and has discussed with our independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

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Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees: Set forth below are the aggregate fees billed for professional services rendered for the fiscal years ended December 31, 2015 and 2014 by KPMG LLP.

	2015	2014
Audit Fees(1)	$ 6,905,000	$ 6,648,000
Audit-Related Fees(2)	16,000	12,000
Tax Fees(3)	0	16,000
All Other Fees(4)	981,000	1,088,000
(1)	Audit Fees included aggregate fees for professional services performed in connection with the audit of our annual consolidated financial statements and internal controls, the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, and the attestation services for the statutory audits of international subsidiaries.
(2)	Audit-Related Fees included aggregate fees for services rendered during the fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees included aggregate fees for professional services performed in connection with tax planning and tax compliance.
(4)	All Other Fees included fees for services in connection with the enterprise resource planning platform.

The Audit Committee pre-approves each and every service performed by our independent auditors, including the services described in each of the four subcategories above.

Our Audit Committee has considered whether the provision of services described above under the caption “Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees” is compatible with maintaining our independent auditors’ independence, and has determined that the provision of such service to us does not compromise the independent auditor’s independence.

THE AUDIT COMMITTEE

Louis Drapeau
Robert M. Malchione
Deborah J. Neff

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

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Item 3. Stockholder Proposal: Shareholder Proxy Access

The Board of Directors recommends that you vote AGAINST this Stockholder Proposal: Shareholder Proxy Access.

Bio-Rad is not responsible for the content of this stockholder proposal or the accuracy of the supporting statement.

James McRitchie and Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, beneficial owners of 25 shares of Bio-Rad common stock, have notified Bio-Rad that their designee, John Chevedden, intends to present the following proposal for consideration at the annual meeting:

“Proposal 3 - Shareholder Proxy Access

RESOLVED: Shareholders of Bio-Rad Laboratories, Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw as follows:

Require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or an unrestricted number of shareholders forming a group (the “Nominator”) that meets the criteria established below.

Allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then serving or two, whichever is greater. This bylaw should supplement existing rights under Company bylaws, providing that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination;
b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and
c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business, not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board should adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority given to multiple nominations exceeding the one-quarter limit. No additional restrictions that do not apply to other board nominees should be placed on these nominations or re-nominations.

Supporting Statement: Long-term shareholders should have a meaningful voice in nominating directors. The SEC’s universal proxy access Rule 14a- 11 (https://www.sec.gov/rules/final/2010/33-9136. pdf) was vacated, in part due to inadequate cost-benefit analysis. Proxy Access in the United States (http://www.cfapubs.org/doi/ pdf/10.2469/ccb.v2014.n9.1), a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Enhance shareholder value. Vote for Shareholder Proxy Access – Proposal 3”

The Board of Directors recommends that you vote AGAINST this stockholder proposal.

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Executive Officers

Executive officers of Bio-Rad as of the date of this proxy statement are listed in the table below.

Name	Position with Bio-Rad as of December 31, 2015	Age
Norman Schwartz	President, Chief Executive Officer and Chairman of the Board	66
Michael Crowley	Executive Vice President, Global Commercial Operations	54
John Goetz	Executive Vice President and Chief Operating Officer	66
Shannon Hall	Executive Vice President and President, Life Science Group	46
John Hertia	Executive Vice President and President, Clinical Diagnostics Group	60
Ronald W. Hutton	Vice President and Treasurer	58
Giovanni Magni	Executive Vice President and Chief Strategy Officer	59
Christine A. Tsingos	Executive Vice President and Chief Financial Officer	57

Biographical information regarding Norman Schwartz is provided in the preceding pages. Biographical information regarding Michael Crowley, John Goetz, Shannon Hall, John Hertia, Ronald W. Hutton, Giovanni Magni and Christine A. Tsingos is set forth below.

     MICHAEL CROWLEY

Michael Crowley was appointed Executive Vice President, Global Commercial Operations in December 2014. Previously he was Vice President, Commercial Manager, Europe from 2012 to 2014 and Commercial Manager, Clinical Diagnostics Group, Europe from 2011 to 2012 and Division Manager of the Clinical Diagnostics Group North American Sales Organization from 2008 to 2011. Prior to that, he was the Clinical Diagnostics U.S. National Sales Manager since joining Bio-Rad in 1998.

     JOHN GOETZ

John Goetz was appointed Executive Vice President, Chief Operating Officer in September 2014. He was appointed Executive Vice President and President of the Clinical Diagnostics Group in 2012 and was Vice President and Group Manager of the Clinical Diagnostics Group from 2000 to 2012. Previously, he held various positions within Bio-Rad since joining us in 1974 including Plant Engineer, Manufacturing Manager, Division Manager, Quality Systems Division and Operations Manager of the Diagnostics Group.

     SHANNON HALL

Shannon Hall was appointed Executive Vice President, President, Life Science Group in October 2014. Previously, she was Vice President and General Manager of the Laboratory Separations Division, Life Science Group from 2008 to 2014. Prior to that, she held various positions within our Life Science Group since joining Bio-Rad in 1992, including Division Marketing Manager of each of the Laboratory Separations Division and Gene Expression Division, Business Unit Marketing Manager of the Molecular Biology Business Unit, as well as several product manager positions.

     JOHN HERTIA

John Hertia was appointed Executive Vice President, President, Clinical Diagnostics Group, in August 2014. Previously he was Senior Vice President of Global Technology and Systems from 2010 to 2014, Worldwide Group Operations Manager, Life Science Group from 2006 to 2010 and Operations Manager Clinical Diagnostics Group, U.S. Operations from 2000 to 2006. Prior to that, he held various positions within our Clinical Diagnostics Group since joining Bio-Rad in 1982, including Business Development and Strategic Marketing Manager and North American Sales Division Marketing Manager.

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     RONALD W. HUTTON

Ronald W. Hutton has been our Treasurer since 1997 and was appointed Vice President in 2012. Previously, he was Director of Treasury at Kaiser Aluminum & Chemical Corporation from 1993 to 1997.

     GIOVANNI MAGNI

Giovanni Magni was appointed Executive Vice President, Chief Strategy Officer in August 2014. Previously, he was Executive Vice President of International Sales from 2012 to 2014 and Vice President and International Sales Manager from 2004 to 2012. Prior to that, he held various positions within Bio-Rad since joining us in 1995, including Diagnostic Division Manager, Southern Europe and Diagnostics Group Operation Manager, France.

     CHRISTINE A. TSINGOS

Christine A. Tsingos was appointed our Chief Financial Officer in 2002, Vice President in 2003 and Executive Vice President in 2012. Previously, she was the Chief Operating Officer and Chief Financial Officer at Attest Systems, Inc., a provider of information technology asset discovery and management tools, from August 2002 to November 2002. Prior to that, Ms. Tsingos was a consultant to Attest Systems, Inc. from 2000 to 2002. She was the Chief Financial Officer at Tavolo, Inc., an online retailer of gourmet cookware and food, from 1999 to 2000, and she was Treasurer, and later Vice President and Treasurer, of Autodesk, Inc., a developer of design software, from 1990 to 1999.

Our executive officers also serve in various management capacities with our wholly owned subsidiaries.

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Principal and Management Stockholders

The following table presents certain information as of February 29, 2016 (except as noted below), with respect to our Class A Common Stock and Class B Common Stock beneficially owned by: (i) any person who is known to us to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each of our directors, (iii) certain of our executive officers named in the “Summary Compensation Table” of this proxy statement and (iv) all of our directors and executive officers as a group. The address for all executive officers and directors is c/o Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California, 94547.

	Class A Common Stock(1)		Class B Common Stock
Name and, with Respect to Owner of 5% or More, Address	Number of Shares and Nature of Ownership(2)	Percent of Class	Number of Shares and Nature of Ownership(2)	Percent of Class
Blue Raven Partners, L.P.(3) 1000 Alfred Nobel Drive Hercules, CA 94547	—	0.0%	4,060,054	79.2%
Eaton Vance Management(4) 2 International Place Boston, MA 02110	1,843,789	7.6%	—	0.0%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	1,631,596	6.7%	—	0.0%
The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	1,387,469	5.7%	—	0.0%
Alice N. Schwartz(7)(8)(10) Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547	2,747,223	11.3%	4,598,260	89.7%
Norman Schwartz(7)(9)(11)(12)(13) Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547	411,252	1.7%	4,495,153	84.0%
Steven Schwartz(7)(11)(13)(14) Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547	363,964	1.5%	4,076,866	79.5%
Louis Drapeau	—	0.0%	—	0.0%
Robert M. Malchione	—	0.0%	—	0.0%
Joel McComb	400	0.0%	—	0.0%
Deborah J. Neff	—	0.0%	—	0.0%
Michael Crowley	2,537	0.0%	—	0.0%
John Goetz(9)	76,983	0.3%	—	0.0%
John Hertia(9)	12,254	0.0%	—	0.0%
Christine A. Tsingos(9)	11,309	0.0%	—	0.0%
All directors and executive officers as a group(9) (13 persons)	3,299,537	13.6%	5,033,359	94.1%
(1)	Excludes Class A Common Stock that may be acquired on conversion of Class B Common Stock. Class B Common Stock may be converted to Class A Common Stock on a one for one basis and, if fully converted, would result in the following percentage beneficial ownership of Class A Common Stock: Blue Raven Partners. L.P. 13.8%; Eaton Vance Management 6.3%; BlackRock, Inc. 5.6%; The Vanguard Group, 4.7%; Alice N. Schwartz 25.0%; Norman Schwartz 16.6%; Steven Schwartz 15.1%; John Goetz 0.3%; and all directors and executive officers as a group 28.1%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.
(2)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Number of shares is based on the statements of the stockholders where not identified specifically in the stockholder register.
(3)	Alice N. Schwartz, Norman Schwartz and Steven Schwartz are general partners of Blue Raven Partners, L.P., a California limited partnership, and, as such, share voting and dispositive power over the Class B Common Stock held by Blue Raven Partners.
(4)	Based solely on a Schedule 13G/A filed on February 12, 2016 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.
(5)	Based solely on a Schedule 13G/A filed on January 25, 2016 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.
(6)	Based solely on a Schedule 13G/A filed on February 10, 2016 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.
(7)	Includes 4,060,054 shares of Class B Common Stock held by Blue Raven Partners, L.P.

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(8)	Includes 2,747,223 shares of Class A Common Stock and 497,030 shares of Class B Common Stock, which are held in the following trusts, all of which Alice N. Schwartz is the sole trustee: the David and Alice N. Schwartz Charitable Remainder Unitrust (34,311 shares of Class A Common Stock); the David Schwartz Exemption Trust (90 shares of Class A Common Stock); the David Schwartz Exempt Marital Trust (240 shares of Class A Common Stock); the David Schwartz Non-Exempt Marital Trust (898,931 shares of Class A Common Stock and 57,000 shares of Class B Common Stock); the Alice N. Schwartz Revocable Trust (1,813,651 shares of Class A Common Stock and 440,030 shares of Class B Common Stock). Also includes 41,176 shares of Class B Common Stock held by DANSA Partners Limited, a California limited partnership, of which Alice N. Schwartz is a general partner.
(9)	Includes shares with respect to which such persons have the right to acquire beneficial ownership immediately or within sixty days of February 29, 2016, under the Company’s employee stock purchase plan and stock option agreements, as follows: Norman Schwartz, 224,750 Class B shares; John Goetz, 21,230 Class A shares; John Hertia, 600 Class A shares; Christine A. Tsingos, 6,630 Class A shares; and all directors and officers as a group, 49,090 Class A shares and 224,750 Class B shares.
(10)	Includes 1,144,913 shares of Class A Common Stock pledged as security.
(11)	Norman Schwartz and Steven Schwartz are sons of Alice N. Schwartz.
(12)	Includes 12,586 shares of Class B Common Stock owned by Norman Schwartz’s wife, as to which Norman Schwartz disclaims any beneficial ownership.
(13)	Includes 37,825 shares of Class A Common Stock pledged as security.
(14)	Includes 1,818 shares of Class A Common Stock and 12,586 shares of Class B Common Stock owned by Steven Schwartz’s wife, as to which Steven Schwartz disclaims any beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports which they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to insiders were complied with.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s Chairman and President and Chief Executive Officer. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the annual report on Form 10-K and proxy statement.

THE COMPENSATION COMMITTEE

Louis Drapeau
Deborah J. Neff

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

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Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, we review the objectives and elements of our execution compensation program and discuss the 2015 compensation earned by our named executive officers, or NEOs.

For 2015, our named executive officers were:

Name	Position
Norman Schwartz	President, Chief Executive Officer and Chairman of the Board
Christine A. Tsingos	Executive Vice President and Chief Financial Officer
John Goetz	Executive Vice President and Chief Operating Officer
Michael Crowley	Executive Vice President, Global Commercial Operations
John Hertia	Executive Vice President and President, Clinical Diagnostics Group

COMPENSATION PROGRAM OBJECTIVES AND PHILOSOPHY

We maintain various compensation programs for our named executive officers. Our executive compensation program, taken as a whole, has several objectives. The overriding objective of our executive compensation program is to attract, retain, motivate and develop the type of executives who will establish and execute strategic initiatives that help us to continue to grow a profitable business. We also want our executive compensation program to help align the interests of the executives with the interests of the Company and its stockholders. Finally, we want to reward our executives for business achievements and satisfaction of corporate objectives without creating risks which could have a material adverse effect on the Company.

In developing our overall executive compensation program and in setting individual pay levels for the named executive officers, we strive to meet the following goals:

•	To pay salaries that are competitive in our industry and our geographical market.
•	To use executive pay practices that are commonly found in our industry, as appropriate.
•	To pay salaries and award merit increases on the basis of the individual executive’s performance and contributions and the value of the executive’s position within our organization.
•	To maintain a “pay for performance” outlook, particularly in our incentive programs.
•	To manage risk taking by incorporating objective company performance goals into our incentive programs.

Our executive compensation program is designed to reward our executives for Company and individual performance. Because we feel that each of our named executive officers provides unique services to us, we do not use a fixed relationship between base pay, annual performance-based cash bonus payments and equity awards. When we make our final decisions about a named executive officer’s total compensation package for a year, we look at the three elements of compensation (base pay, potential performance-based bonus payments and equity awards) individually and as a complete package. Overall, we believe that our total compensation program for executives is reasonable while being competitive within the market in which we compete for executive talent and does not create risks that are reasonably likely to have a material adverse effect on the Company.

STOCKHOLDER SAY-ON-PAY VOTE

At our 2014 meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Over 95% of the votes cast on this “2014 say-on-pay vote” were voted in favor of the proposal. We have considered the 2014 say-on-pay vote, and we believe that the substantial support of our stockholders for the 2014 say-on-pay vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Thus we have not made any material changes to our executive compensation arrangements in response to the 2014 say on pay vote. At our 2011 meeting of stockholders, our stockholders voted in favor of the proposal to hold say-on-pay votes every three years. Accordingly, the next say-on-pay advisory vote will be held at our 2017 meeting of stockholders. In the future, we will continue to consider the outcome of our triennial say-on-pay votes when making compensation decisions regarding the named executive officers.

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THE COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

To achieve the above goals, we have created an executive compensation program which consists of base pay, a short-term performance-based cash bonus program pursuant to the Incentive Bonus Plan, or IBP, and an equity grant program providing long-term incentives.

		Pay Element	Objective	Performance-Rewarded
FIXED	Annual	Base Salary	Provide fixed base of cash compensation commensurate with position and experience	Based in part on the Company’s and the NEO’s individual performance
	Long-Term	Restricted Stock Units and Stock Options	Align NEO’s interests with stockholders; retention tool	Increase in the Company’s share price
PERFORMANCE-BASED	Annual	Incentive Bonus Plan (IBP)	Achieve annual performance goals	Company’s performance based on sales and direct contribution from operations (DC)

We use this mix of compensation types for a variety of reasons:

•	These types of programs, as a package, are typically offered by the companies from which we seek executive talent.
•	These programs provide immediate and long-term incentives for the executive officers, thereby helping to align the executives’ interests with those of the Company and its stockholders.
•	We apply differing performance goals to the various types of pay to help motivate the executives to accomplish separate and diverse corporate and individual goals.
•	Diverse programs, performance goals and payout timing help manage risk taking.

We provide executives with a package of fringe benefits on the same basis that is provided to all full-time benefits eligible employees. These benefits include such items as health insurance, tax qualified profit sharing plan contributions and group term life insurance. We do not provide the executives with any benefits that are not generally available to other full-time professional employees.

We believe that our executive compensation program, taken as a whole, is a cost-effective method of providing competitive pay to our named executive officers and implementing our compensation philosophy and objectives.

OUR PROCESS FOR SETTING EXECUTIVE COMPENSATION

Our Human Resources Department provides various types of compensation information to the President/Chief Executive Officer/Chairman of the Board and to the Compensation Committee for their consideration and reference in the evaluation and eventual determination of each executive’s total compensation package. The Compensation Committee’s focus is on the compensation of the President/Chief Executive Officer/Chairman and the incentive bonus and equity awards of the named executive officers. The President/Chief Executive Officer/Chairman determines the base pay for the other named executive officers. For the Executive Vice President and President, Clinical Diagnostics Group, and the Executive Vice President, Global Commercial Operations, the determination of the President/Chief Executive Officer/Chairman is based on the Chief Operating Officer’s recommendation. Our process for setting executive compensation is described below.

     BASE PAY

In connection with setting levels of base pay, our Human Resources Department reviews independently published surveys of executive compensation levels, which cover over 1,000 U.S. based companies varying in size and industry, and prepares a report summarizing their findings. In 2015 our Human Resources Department also reviewed data from the Radford Technology Survey, which provides data from a wide range of technology sub-industries, and the Equilar – Total Compensation Report, which provides compensation information for executive positions in publicly traded peer companies. From this information, our Human Resources Department determined the market salary at the median level for each comparable executive position. In addition, we review the compensation of a smaller group of companies in industry sectors in which we compete to provide additional guidance in setting base pay. This group consists of the companies in our peer group. We consider a number of potential criteria to determine which companies to include in our peer group, including companies in our industry of comparable size as measured by sales, market capitalization or asset base, in our geographic proximity, and with whom we compete for employee talent.

In 2015 the companies we considered comprising our peer group were:

• Alere Inc.	• PerkinElmer, Inc.
• Becton, Dickinson and Company	• Qiagen N.V.
• Biogen Idec Inc.	• Sigma-Aldrich Corporation
• Boston Scientific Corp.	• Thermo Fisher Scientific Inc.
• Hologic, Inc.	• Waters Corporation
• Illumina, Inc.

The 2015 peer group was the same as the 2014 peer group.

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Our Human Resources Department reviews this information with the President/Chief Executive Officer/Chairman, and with respect to the President/Chief Executive Officer/Chairman directly with the Compensation Committee, who then decide at their discretion if the individual base pay levels of executives need to be adjusted. Our Compensation Committee does not see any of the individual companies in the surveys, except for the companies within our peer group with respect to our President/Chief Executive Officer/ Chairman’s base pay. Other factors considered in determining base pay, in addition to the survey and peer group information presented by the Human Resources Department, are:

•	The financial position of the Company compared to the previous year;
•	General economic conditions both nationally and in the local market of our corporate office;
•	The executive’s achievement of individual performance goals established for the year; and
•	Where the executive’s current base pay falls relative to survey data and other company executives.

Based on all of the factors outlined above, as well as the market data, the Compensation Committee, in the case of the President/ Chief Executive Officer/Chairman, and the President/Chief Executive Officer/Chairman, for the other named executive officers, determine the named executive officer’s base pay for the following year, and thus any of these criteria could materially impact the named executive officer’s base pay.

In 2015, each of our named executive officers received a merit increase to his/her base pay based on the factors described above. These increases ranged from 2.5% to 5.1% of base pay and were effective as of March 1, 2015.

     INCENTIVE BONUS PLAN, OR IBP (CASH-BASED INCENTIVE PROGRAM)

All of our named executive officers participate in our company-wide annual cash bonus program, which is known as the Incentive Bonus Plan, or IBP. The plan, which covers all of the named executive officers, as well as other employees, operates on a calendar year basis. Prior to the beginning of the year, objective performance metrics in areas of achievement are determined and approved by executive management. In 2015 these metrics were:

•	Sales; and
•	Direct contribution from operations, or DC.

Depending on which part of our organization an employee works, these metrics are applied at the company-wide or Corporate level, or at a combination of the Corporate and business group levels. In 2015, the bonuses of all our named executive officers except Mr. Hertia were based on the following weighting of these metrics: Corporate sales (50%) and Corporate DC (50%). Mr. Hertia’s bonus was based on the following weighting: Corporate sales (12.5%), Corporate DC (12.5%), Clinical Diagnostics Group, or CDG, sales (37.5%) and CDG DC (37.5%). The following table shows our financial goals under the IBP for fiscal 2015 relevant to our named executive officers for Corporate and CDG, and our performance compared to those goals (in millions):

			Adjusted		Adjusted
		Target Plan	Target Plan	Actual	Results	% of
		($)	($)(1)	($)	($)(2)	Target(3)
Corporate	Sales	2,045	2,020.1	2,019.4	2,020.1	100%
Goals	DC	163.2	158.8	166.7	187.3	117.9%
CDG	Sales	1,321.2	1,303.2	1,310.4	1,311.1	100.6%
Goals	DC	273.3	271.3	298.2	303.5	111.9%
(1)	We have the ability to modify the goals after the beginning of a year, particularly in response to an unforeseen change in business conditions that makes an established goal irrelevant or inappropriate, subject to the approval of our Chief Executive Officer. In 2015, we modified our sales goals to account for the effect of foreign currency.
(2)	We also have the ability to modify the calculation of the achievement of the results after the beginning of a year, particularly in response to an unforeseen change in business conditions, subject to the approval of our Chief Executive Officer. In 2015, we modified the DC achievement to account for restructuring costs, plant closures, legal accruals, contingent consideration associated with acquisitions and the replacement of resources needed for our enterprise resource planning project.
(3)	Includes the effects of the adjustments and achieved results as described in footnotes 1 and 2 above.

We believe these performance metrics promote a strong link between employee contribution and overall company performance. By rewarding employees for meeting and exceeding sales and direct contribution from operations, we motivate them to improve the Company’s performance.

The IBP makes a payout only if threshold levels equal to 96% of the goals for sales and/or direct contribution are satisfied. If the sales and/or direct contribution goal is met, the named executive officers as well as other IBP participants receive a payment indexed to a percentage of their base pay, based on the achievement relative to each of the established metrics. The percentage of base pay which can be awarded varies based upon job position/salary grade. In 2015 the target bonuses for our named executive officers ranged from 45% to 100% of their base pay. The payments under this program can be as much as twice the target bonus, but the named executive officers (as well as the other people who participate in the IBP) will not receive this benefit unless we meet the minimum required performance goals for each performance measure. With respect to bonuses awarded for 2015, our named executives achieved between 62% and 145% of their base pay. Payments are typically made during the first quarter of the following year. We have no policy regarding the adjustment or recovery of IBP awards in the event that an accounting restatement results in corporate goals not being satisfied.

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We establish the individual target bonus levels, in part, by reviewing competitive market data of companies in our peer group described above. The individual target bonus levels for our named executives in 2015 are set forth in the table, “Grants of Plan-Based Awards Table.” While our Company reserves the right to award discretionary bonus payments to employees, no such payments were made to any of the named executive officers in the last five years.

     EQUITY COMPENSATION

Another key component of our executive compensation program is equity grants. We make grants of restricted stock units and options to purchase our stock to the named executive officers, as well as other employees, under our 2007 Incentive Award Plan.

In 2015, we granted non-qualified stock options and restricted stock units to certain of our named executive officers. We generally grant options to purchase Class A Common Stock and Class A Common restricted stock units to all named executive officers, except for Norman Schwartz, who has received options to acquire Class B Common Stock and Class B Common restricted stock units. The holders of Class B Common Stock have certain preferential voting rights, as described in the section titled “General Information About the Meeting and Voting” above. Norman Schwartz receives options to acquire Class B Common Stock and Class B Common restricted stock units because the Schwartz family has, and plans to retain, a controlling interest in our Company through its ownership of Class B Common Stock. All non-qualified stock options have an exercise price equal to fair market value on the date of grant. Options granted to named executive officers generally vest on a five year basis, at a rate of 20% of the option grant on each anniversary date of the grant. All of the options have a ten year term. Restricted stock units granted to our named executive officers in 2015 vest on a five-year basis at a rate of 20% per year beginning one year from the grant date. We granted a combination of restricted stock units and stock options to our named executive officers to align ourselves with current market equity compensation practices.

Our process for granting equity to named executive officers has been as follows: first we conduct a general review of certain market information provided by outside independent equity compensation surveys, which cover large numbers of U.S. companies varying in size and industry. In 2015 we determined competitive market grant levels using the Radford Technology Survey and Equilar Total Compensation Report. Next we consider the size of the equity pool, which contains a number of shares that approximates a percentage of our outstanding shares as of the prior year, which in 2015 was 0.75%. The amount of equity available for grant to all eligible employees, including our named executive officers, is generally limited by the size of this equity pool. Subject to this limitation and based on the market information, our Human Resources Department creates individual equity grant recommendations, which provide a range of potential option grants and restricted stock unit grants based on job position/salary grade, including for the positions of our named executive officers.

Using the equity grant recommendations created by our Human Resources Department and considering individual performance, management suggests an allocation of the equity pool among all eligible employees to the Compensation Committee. The Compensation Committee reviews the suggested allocation of awards and makes a recommendation to the entire Board of Directors. Based on the Compensation Committee’s recommendation, the Board of Directors makes its own determination as to the size and mix of the grants to individuals. The Board provides the approved equity grant and pricing information to the President/Chief Executive Officer/Chairman for implementation. The Board of Directors met and approved the 2015 equity grants to our named executive officers on September 9, 2015, with a grant date of September 11, 2015. The equity grants for our named executive officers in 2015 are set forth in the table, “Grants of Plan-Based Awards Table.”

We believe that the grant of restricted stock units and fair market value stock options provides benefits to both the Company and the executive. We benefit because:

•	The restricted stock units and the options help to align the executive’s financial interest with the Company’s and the stockholders’ long-term interests.
•	The restricted stock units and options help us retain the executives in a competitive market.

The executives benefit because:

•	They can realize additional income as grants vest or if our shares increase in value.
•	With respect to options, they have no personal income tax impact until they exercise the options.

We do not maintain any equity ownership guidelines for our named executive officers. Our insider trading policy prohibits our officers, directors, employees and consultants from engaging in (i) hedging transactions or similar arrangements that have the effect of offsetting any decrease in the market value of the Company’s securities, (ii) short sales, and (iii) transactions in publicly traded options.

     OTHER COMPENSATION

The Company provides its executive officers with the following benefits that are also available to all of its regular status employees:

401(k) Plan

The Company offers to all regular status employees the opportunity to participate in a 401(k) Profit Sharing Plan. The 401(k) Profit Sharing Plan permits eligible employees of the Company to defer up to 50% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company also provides a discretionary profit sharing contribution to all regular status employees with more than one year of service. The Profit Sharing contribution is made on a quarterly basis and is subject to certain limitations imposed by the Code. The Profit Sharing contribution is subject to a three year cliff vesting schedule. Each of our named executive officers received a contribution in the amount of $13,250 from the Company in 2015.

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Health and Welfare Benefits

The Company’s healthcare, disability insurance, and other welfare and employee-benefit programs are the same for all eligible regular status employees, including executive officers. Because of the importance placed by the Company on the health and welfare of its employees, the Company paid 80% of the premiums associated with these programs on behalf of all of its regular status employees and their dependents in 2015.

Term Life Insurance

In addition to the forgoing, the Company also provides all regular status employees with term life insurance coverage of two times annual salary up to a maximum of $500,000.

We have no employment agreements with our named executive officers, and therefore, there are no individual written agreements that would provide them with additional perquisites. There are no formal or informal corporate policies that provide benefits (that are not integrally and directly related to the performance of the executive’s duties) to our named executive officers which are not available to the general employee population.

     INTERNAL PAY EQUITY

Our compensation programs are designed so that potential realizable compensation is set relative to each executive’s level of responsibility and potential impact on our performance. While the compensation levels and design may be similar for executives at the same level, actual compensation may vary due to changes in an executive’s base salary and individual performance over time.

     TAX CONSIDERATIONS

Section 162(m) of the Code limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” All members of the Compensation Committee qualify as outside directors.

The Compensation Committee may consider the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

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Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers as a result of company operations for the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Norman Schwartz	2015	885,558	2,232,960	872,182	1,292,930	105,925	5,389,555
President, Chief Executive Officer	2014	843,077	1,198,000	1,725,490	958,125	16,564	4,741,256
and Chairman	2013	810,000	1,527,500	1,994,097	217,700	16,314	4,565,611
Christine A. Tsingos	2015	435,593	348,900	87,623	285,468	16,134	1,173,718
Executive Vice President	2014	423,330	239,080	68,243	216,494	15,043	962,190
and Chief Financial Officer	2013	423,330	93,600	120,314	37,043	13,954	688,241
John Goetz	2015	666,125	1,116,480	280,394	727,002	24,962	2,814,963
Executive Vice President	2014	609,012	717,240	204,728	519,089	20,320	2,070,389
and Chief Operating Officer	2013	577,023	175,500	120,314	136,141	20,070	1,029,048
Michael Crowley(4)	2015	441,586	418,680	105,148	267,128	215,613	1,448,155
Executive Vice President,
Global Commercial Operations
John Hertia(5)	2015	465,253	418,680	105,148	317,244	17,838	1,324,163
Executive Vice President,	2014	432,646	358,620	102,364	239,542	13,259	1,146,431
President, Clinical Diagnostics Group
(1)	The amounts reported under “Stock Awards” and “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, excluding the effects of estimated forfeitures. We based the fair value of stock awards on the market price of the shares awarded on the grant date. We calculated the value of stock option awards using the Black-Scholes option-pricing model. The valuation assumptions used in the valuation of option awards may be found in Note 9 to the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the Securities and Exchange Commission on February 29, 2016. Please see the “Grants of Plan-Based Awards Table” for more information regarding equity awards granted during fiscal year 2015.
(2)	“Non-Equity Incentive Plan Compensation” is composed entirely of cash bonuses awarded under the IBP with respect to performance during the 2013, 2014 and 2015 fiscal years, respectively. Further information about the IBP can be found in the text in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).” Amounts earned in 2013 were paid during fiscal year 2014, amounts earned in 2014 were paid during fiscal year 2015 and amounts earned in 2015 were paid in fiscal year 2016.
(3)	“All Other Compensation” represents: contributions to each of our named executive officers of $12,750 in 2013, $13,000 in 2014 and $13,250 in 2015 to our tax qualified profit sharing plan; and term life insurance costs paid on behalf of certain named executive officers. In addition, for Mr. Schwartz, “All Other Compensation” includes payment on his behalf in 2015 of a Hart-Scott-Rodino Filing Fee of $45,000 and a tax gross-up of $42,464 with respect to the Hart-Scott-Rodino Filing Fee which the Company paid on his behalf since Mr. Schwartz was required to file an HSR Notification and Report Form as a result of the value of the Bio-Rad stock he owns and this obligation arose as a result of the price appreciation in Bio-Rad stock he accumulated over a long period of time during which he made substantial contribution toward such appreciation. In addition, for Mr. Crowley “All Other Compensation” also includes the following expatriate benefits provided in connection with his overseas assignment in Switzerland until July 2015 at the Company’s request: $48,125 in housing and utilities expenses, $15,115 in schooling expenses for his child, $8,071 in automobile allowance expenses, $9,054 in airfare expenses for him and his family to return from Switzerland to San Francisco at the end of his assignment, $78,654 for Swiss taxes, a tax equalization payment (including gross-up) of $41,391 for additional taxes payable as a result of his international assignment, and a tax preparation fee of $750. All overseas assignment-related benefits other than the tax equalization payment and the tax preparation fee were paid in Swiss Francs and were converted to US dollars at the rate of 1.0451 Swiss Francs per USD, which is the average exchange rate between November 1, 2014 and October 31, 2015.
(4)	Mr. Crowley became a named executive officer for the first time for the fiscal year ended December 31, 2015.
(5)	Mr. Hertia became a named executive officer for the first time for the fiscal year ended December 31, 2014.

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GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to named executive officers in 2015 (the named executive officers participate in both a cash based incentive program and an equity program):

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other	All Other Option Awards:	Exercise	Grant Date
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Stock Awards: Number of Shares of Stock or Units (#)(2)	Number of Securities Underlying Options (#)(3)	or Base Price of Option Awards ($/Sh)(4)	Fair Value of Stock and Option Awards ($)(5)
Norman Schwartz	—	446,500	893,000	1,786,000
	9/11/2015				16,000			2,232,960
	9/11/2015					16,000	139.56	872,182
Christine A. Tsingos	—	98,584	197,168	394,335
	9/11/2015				2,500			348,900
	9/11/2015					2,500	139.56	87,623
John Goetz	—	251,063	502,125	1,004,250
	9/11/2015				8,000			1,116,480
	9/11/2015					8,000	139.56	280,394
Michael Crowley	—	92,250	184,500	369,000
	9/11/2015				3,000			418,680
	9/11/2015					3,000	139.56	105,148
John Hertia	—	116,903	233,805	467,611
	9/11/2015				3,000			418,680
	9/11/2015					3,000	139.56	105,148
(1)	These amounts represent threshold, target and maximum amounts that could have been earned for fiscal year 2015 pursuant to the IBP. Actual amounts earned for fiscal year 2015 are included in the “Summary Compensation Table” above. A detailed description of our Cash Based Incentive Program is discussed above in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).”
(2)	Represents restricted stock unit grants made under our 2007 Incentive Award Plan. Restricted stock units granted vest over a five-year period at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”
(3)	Represents the grant of non-qualified stock options made under our 2007 Incentive Award Plan. Option awards have a ten-year term and vest over five years at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”
(4)	The exercise price of Class A and Class B option awards is the closing price of the Company’s stock on the grant date.
(5)	The amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column are the full grant date fair values of the awards determined in accordance with FASB ASC Topic 718 Compensation – Stock Compensation. The valuation assumptions used in determining these amounts are described in Note 9 to the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2015:

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested (#)(5)
Norman Schwartz	8/1/2007	37,500	—	75.00	8/1/2017	—	—
	6/11/2008	37,500	—	88.48	6/11/2018	—	—
	6/10/2009	37,000	—	75.38	6/10/2019	—	—
	9/8/2010	37,000	—	84.57	9/8/2020	—	—
	11/4/2011	29,600	7,400	100.06	11/4/2021	2,400	332,904
	9/12/2012	23,550	15,700	107.32	9/12/2022	5,234	726,008
	9/11/2013	15,600	23,400	117.50	9/11/2023	7,800	1,081,938
	9/10/2014	7,000	28,000	119.80	9/10/2024	8,000	1,109,680
	9/11/2015	—	16,000	139.56	9/11/2025	16,000	2,219,360
Christine A. Tsingos	9/8/2010	600	—	84.57	9/8/2020	—	—
	11/4/2011	2,400	600	98.04	11/4/2021	200	27,732
	9/12/2012	1,950	1,300	107.32	9/12/2022	400	55,464
	9/11/2013	1,280	1,920	117.00	9/11/2023	480	66,557
	9/10/2014	400	1,600	119.54	9/10/2024	1,600	221,856
	9/11/2015	—	2,500	139.56	9/11/2025	2,500	346,650
John Goetz	8/1/2007	3,500	—	75.32	8/1/2017	—	—
	6/11/2008	3,500	—	88.00	6/11/2018	—	—
	6/10/2009	3,500	—	74.27	6/10/2019	—	—
	9/8/2010	3,500	—	84.57	9/8/2020	—	—
	11/4/2011	2,800	700	98.04	11/4/2021	240	33,278
	9/12/2012	1,950	1,300	107.32	9/12/2022	600	83,196
	9/11/2013	1,280	1,920	117.00	9/11/2023	900	124,794
	9/10/2014	1,200	4,800	119.54	9/10/2024	4,800	665,568
	9/11/2015	—	8,000	139.56	9/11/2025	8,000	1,109,280
Michael Crowley	11/4/2011	—	—	—	—	231	32,030
	9/12/2012	—	—	—	—	668	92,625
	9/11/2013	—	—	—	—	1,128	156,408
	9/10/2014	—	—	—	—	1,556	215,755
	9/11/2015	—	3,000	139.56	9/11/2025	3,000	415,980
John Hertia	11/4/2011	—	—	—	—	600	83,196
	9/12/2012	—	—	—	—	1,200	166,392
	9/11/2013	—	—	—	—	2,100	291,186
	9/10/2014	600	2,400	119.54	9/10/2024	2,400	332,784
	9/11/2015	—	3,000	139.56	9/11/2015	3,000	415,980

A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation — Equity Compensation.”

(1)	Options granted vest over five years at 20% per year on the yearly anniversary date of the grant.
(2)	The exercise price of Class A and Class B option awards is the closing price of the Company’s Common Stock on the grant date.
(3)	Options granted have a ten-year term.
(4)	Restricted stock units vest over a five-year period at a rate of 20% per year beginning one year from the grant date.
(5)	Market Value is calculated based on the closing price of the Company’s Common Stock on December 31, 2015, which was $138.66 for Class A shares and $138.71 for Class B shares.

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OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on the actual value received upon exercise of stock options by the named executive officers in 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Norman Schwartz	152,541	10,171,875	12,017	1,675,769
Christine A. Tsingos	5,400	267,125	1,160	161,586
John Goetz	7,000	592,363	2,280	317,234
Michael Crowley	—	—	1,580	220,192
John Hertia	—	—	3,100	432,222

(1)	Represents the dollar value realized based on the difference between the closing price of the Company’s Common Stock on the date of exercise (or sales price if sold on the date of exercise) and the exercise price of the option.
(2)	Represents the dollar value based on the closing price of the Company’s Common Stock on the vesting date.

PENSION BENEFITS

Our named executive officers received no benefits in fiscal 2015 under defined pension or defined contribution plans other than contributions to each of our named executive officers of $13,250 in 2015 to our tax qualified 401(k) Profit Sharing Plan.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain any nonqualified deferred compensation plans.

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POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Aside from provisions in our 2007 Incentive Award Plan and our discretionary severance benefits, which are discussed in the next paragraph, we do not provide any additional payments to named executive officers upon their resignation, termination, retirement or upon a change of control. Our named executive officers do not currently have employment agreements with the Company.

Our 2007 Incentive Award Plan provides that in the event of a “change in control,” all equity awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to such change in control, unless otherwise specified in any applicable award agreement. Our restricted stock unit award agreements currently provide that no such acceleration shall apply when the successor corporation assumes the equity awards or substitutes equivalent rights for such awards. Our severance benefits are discretionary, and may be provided when we terminate an individual’s employment in the normal course of business and the termination is not “for cause.” Pursuant to our discretionary internal guidelines, our named executive officers could be eligible to receive the estimated severance pay indicated below. The following table sets forth values that could have been realized by our named executive officers as of December 31, 2015 upon a change in control of our Company (in the case of accelerated equity) in the event the equity awards were not assumed or substituted by the successor corporation and as a result all unvested equity awards became fully vested, or upon termination of employment of the named executive officers (in the case of estimated severance pay):

	Potential Benefits Upon a Change in Control		Potential Post-Termination Benefits
Name	Intrinsic Value of Accelerated Stock Options ($)(1)	Intrinsic Value of Accelerated Restricted Stock Units ($)(2)	Estimated Severance Pay ($)
Norman Schwartz	1,804,627	5,469,890	893,000
Christine A. Tsingos	137,293	718,259	219,075
John Goetz	202,539	2,016,116	669,500
Michael Crowley	—	912,799	241,269
John Hertia	45,888	1,289,538	438,150

(1)	Intrinsic value is based on the difference between the closing price of the Company’s Common Stock on December 31, 2015 and the exercise price of the option.
(2)	Intrinsic value is based on the closing price of the Company’s Common Stock on December 31, 2015.

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Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Attention: Corporate Secretary, Bio-Rad Laboratories, Inc. at 1000 Alfred Nobel Drive, Hercules, California 94547, no later than December 1, 2016.

Our By-laws require a stockholder to give advance notice of any proposal to conduct business, or to present a nomination of one or more candidates for election to the Board, that the stockholder wishes to bring before a meeting of our stockholders. In general, for business proposals or nominations to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination, which complies with the requirements set forth in the By-laws, must be received by our Secretary at the address above during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting (no earlier than December 27, 2016 and no later than January 26, 2017). However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of (i) 90 days before the upcoming annual meeting and (ii) 10 days after the earlier of the day on which notice of the date of the meeting was mailed and the day on which public disclosure of the date of the meeting was made.

Other Matters

As of the date of this proxy statement, our Board of Directors does not know of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons named in such proxies.

Annual Report

Our Annual Report for the year ended December 31, 2015, including financial statements, is being mailed concurrently with this proxy statement, to all of our stockholders as of the record date for the Annual Meeting.

This proxy statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure; and Item 9A. Controls and Procedures.

Stockholders of record on February 29, 2016 may obtain copies without charge of our Annual Report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission by writing to Attention: Corporate Secretary, Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California 94547.

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Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive
Hercules, California 94547

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BIO-RAD

IMPORTANT ANNUAL MEETING INFORMATION

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000000000.000000 ext 000000000.000000 ext

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ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card — Class A Common Stock

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors and Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and AGAINST Proposal 3.

1. Nominees:

	For	Against	Abstain		For	Against	Abstain
01 - Louis Drapeau	☐	☐	☐	02 - Robert M. Malchione	☐	☐	☐

	For	Against	Abstain
2. PROPOSAL to ratify the selection of KPMG LLP to serve as the Company's independent auditors.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 3.

	For	Against	Abstain
3. Stockholder Proposal regarding shareholder proxy access.	☐	☐	☐

4. To transact such other business as may come before the annual meeting or any postponements or adjournments thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 2 6 8 1 4 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02BQEA

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BIO-RAD

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card — Class B Common Stock

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors and Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and AGAINST Proposal 3.

1. Nominees:

	For	Against	Abstain
01 - Joel McComb	☐	☐	☐
02 - Deborah J. Neff	☐	☐	☐
03 - Alice N. Schwartz	☐	☐	☐
04 - Norman Schwartz	☐	☐	☐

	For	Against	Abstain
2. PROPOSAL to ratify the selection of KPMG LLP to serve as the Company's independent auditors.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 3.

	For	Against	Abstain
3. Stockholder Proposal regarding shareholder proxy access.	☐	☐	☐

4. To transact such other business as may come before the annual meeting or any postponements or adjournments thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 2 6 8 1 4 2 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02BQGB

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